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                               ANDERSON COMMUNITY BANK
                                19 West 10th Street
                              Anderson, Indiana  46016

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael E. Stephens and Bradley K. Condon, and each of them, proxies of the undersigned, with full power of substitution and re-substitution, to represent and vote all shares of common stock of Anderson Community Bank ("Anderson") which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Anderson to be held at the Anderson Fine Arts Center located at 32 West 10th Street, Anderson, Indiana 46016, on ____________, ______________, 1999, at _______ p.m. local time, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as set forth below.

The Board of Directors of Anderson recommends a vote FOR approval of the Agreement of Reorganization and Merger dated October 27, 1998, by and among First Merchants Corporation, Pendleton Banking Company ("Pendleton") and Anderson pursuant to which Anderson will merge with and into Pendleton under the name "The Madison Community Bank."

     1.   Approval of the Agreement of Reorganization and Merger:

          ________ FOR        ________ AGAINST         ________ ABSTAIN

     2. In their discretion, on such other matters as may properly be presented at the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT OF REORGANIZATION AND MERGER. ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF ANDERSON.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Dated: ______________, 1999

                              __________________________________________
                              (SIGNATURE OF SHAREHOLDER)


                              __________________________________________
                              (SIGNATURE OF SHAREHOLDER)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.


                                       Ex. 99-1